Exhibit Q 1

CASH TRUST SERIES II
Amendment No. 4

DECLARATION OF TRUST
Dated November 14, 1990

THIS Declaration of Trust
is amended as follows:

Delete the first paragraph of
Section 5 in Article III and
substitute in its place the following:

Section 5.  Establishment and
Designation of Series or Class.
Without limiting
the authority of the Trustees set
forth in Article XII, Section 8,
inter alia, to
establish and designate any
additional Series or Class or to
modify the rights and
preferences of any existing Series
or Class, the Series and
Classes of the Trust
shall be and are established
and designated as:

Treasury Cash Series II

The undersigned hereby certify
that the above stated Amendment
is a true and correct
Amendment to the Declaration of Trust,
effective as of September 12, 2006,
as adopted by the
Trustees of the Trust as of the
18th day of August, 2006.

WITNESS the due execution hereof this
12th day of September, 2006.



/s/ John F. Donahue
/s/ Lawrence D. Ellis, M.D.
John F. Donahue
Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley
Thomas G. Bigley
Peter E. Madden

/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis
/s/ John E. Murray, Jr.
Nicholas P. Constantakis
John E. Murray, Jr.

/s/ John F. Cunningham
/s/ Marjorie P. Smuts
John F. Cunningham
Marjorie P. Smuts

/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh